Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Capricor Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	2,279,114(2)	$14.7600	$33,639,722.64	0.00015310	$5,150.24
Total Offering Amounts					$33,639,722.64		$5,150.24
Total Fee Offsets							—
Net Fee Due							$5,150.24

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock (the “Common Stock”) of Capricor Therapeutics, Inc. (the “Registrant”) that may be offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Represents 2,279,114 additional shares of Common Stock reserved for awards available for future grant under the Capricor Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Unless otherwise provided by the Registrant’s Board of Directors or Compensation Committee, the 2021 Plan provides each fiscal year, an additional number of shares will be added which is equal to 5% of the outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year (rounded down to the nearest whole share), which for the fiscal year January 1, 2025 was equal to 2,279,114 shares. Of the total 9,807,850 shares of Common Stock reserved for issuance under the 2021 Plan, 8,971,824 shares are currently subject to outstanding awards as of January 31, 2025.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and based upon a $14.7600 per share average of the high and low sales prices of the Registrant’s Common Stock, as reported on the Nasdaq Capital Market on February 3, 2025, a date within five business days prior to the filing of this Registration Statement.